Exhibit 1

Joint Filing Statement

Pursuant to Rule 13d-1(k)(1)

The undersigned hereby consent and agree to the joint filing of Schedule 13G under the Securities Exchange Act of 1934, as amended, with respect to the Common Stock, $0.01 par value, of Bristow Group Inc., together with any or all amendments thereto, when and if appropriate. The parties hereto further consent and agree to file this Joint Filing Statement pursuant to Rule 13d-1(k)(1)(iii) as an exhibit to Schedule 13G, thereby incorporating the same into such Schedule 13G.

This Joint Filing Statement may be terminated by any of the undersigned upon written notice or such lesser period of notice as the undersigned may mutually agree.

Dated: February 13, 2019	COLTRANE ASSET MANAGEMENT, L.P.

	By:	/s/ George Cairoli
George Cairoli, Chief Financial Officer

COLTRANE ASSET MANAGEMENT HOLDINGS, LTD.

	By:	/s/ George Cairoli
George Cairoli, Authorized Person

COLTRANE MASTER FUND, L.P.

	By:	/s/ George Cairoli
George Cairoli, Authorized Person

COLTRANE GP, LLC

	By:	/s/ George Cairoli
George Cairoli, Authorized Person

MANDEEP MANKU

	By:	/s/ Mandeep Manku